Exhibit 10.2
ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between Flagstar Bank, N.A. (the “Assignor”) and BOKF, NA dba BOK Financial (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, extended, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and equal to the percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including Letters of Credit, Guarantees and Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.
1.    Assignor:        Flagstar Bank, N.A.
                Assignor is not a Defaulting Lender.
2.    Assignee:        BOKF, NA dba BOK Financial

3.    Borrower:    StoneX Group Inc. (f/k/a INTL FCStone Inc.), a Delaware corporation
4.    Administrative     Agent:    Bank of America, N.A., as the administrative agent under the Credit Agreement
5.    Credit Agreement:    Amended and Restated Credit Agreement dated as of February 22, 2019 among the Borrower, the Lenders from time to time party thereto and Bank of America, N.A., as the Administrative Agent, the Swing Line Lender, and the L/C Issuer

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6.    Assigned Interest:

Facility Assigned	Aggregate Amount of Commitments/Loans for all Lenders	Amount of Commitment/Loans Assigned[1]	Percentage Assigned of Commitments/Loans
Revolving Commitment	$500,000,000.00	$25,000,000.00	5.000000000%

7.    The Administrative Agent, the Borrower and the Assignee hereby agree that the Revolving Maturity Date applicable to the Assigned Interest shall be the Revolving Maturity Date applicable to the Revolving Lenders (other than the Non-Extending Lender).
Effective Date: May 8, 2024.

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The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR
FLAGSTAR BANK, N.A.
By:    /s/ Stephen Kully
Name:    Stephen Kully
Title:    Sr. Vice President
ASSIGNEE
BOKF, NA DBA BOK FINANCIAL
By:    /s/ Sara E. Lancaster
Name:    Sara E. Lancaster
Title:    Senior Vice President
[Signature Page to Assignment and Assumption – BOKF, NA]

Consented to and Accepted:
BANK OF AMERICA, N.A.,
as the Administrative Agent
By:    /s/ Kyle D. Harding
Name:    Kyle D. Harding
Title:    Vice President

[Signature Page to Assignment and Assumption – BOKF, NA]

Consented to:
BANK OF AMERICA, N.A.,
as the L/C Issuer and the Swing Line Lender
By:    /s/ Maryanne Fitzmaurice
Name:    Maryanne Fitzmaurice
Title:    Director
STONEX GROUP INC. (f/k/a INTL FCSTONE INC.),
a Delaware corporation
By:    /s/ William J. Dunaway
Name:    William J. Dunaway
Title:    Chief Financial Officer

[Signature Page to Assignment and Assumption – BOKF, NA]

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1.    Assignor. The Assignor: (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; (iv) it has reviewed Schedule 1.01(b) to the Credit Agreement and (v) it is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. The Assignee: (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 7.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest, (vii) it has reviewed Schedule 1.01(b) to the Credit Agreement and it is not a Disqualified Institution and (viii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the
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Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to the Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by fax transmission or e-mail transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. Subject to Section 11.17 of the Credit Agreement, this Assignment and Assumption may be in the form of an Electronic Record and may be executed using Electronic Signatures, including facsimile and .pdf, and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
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